Exhibit 99.1

23andMe Receives Court Approval for Sale to TTAM Research Institute, a Nonprofit Public Benefit Corporation

SAN FRANCISCO — June 30, 2025— 23andMe Holding Co. (“23andMe” or the “Company”) (OTC: MEHCQ), a genetics-led consumer healthcare company, today announced that it has received approval from the U.S. Bankruptcy Court for the Eastern District of Missouri (the “Court”) for the sale of substantially all of the Company’s assets and ongoing business operations to TTAM Research Institute (“TTAM”), a nonprofit public benefit corporation based in California and led by 23andMe Co-Founder and former CEO Anne Wojcicki. The transaction is expected to close in the coming weeks, subject to customary closing conditions.

“This approval marks a significant milestone in our Court proceedings and solidifies the path forward to ensure that 23andMe’s founding mission of helping people access, understand and gain health benefits through greater understanding of the human genome lives on globally,” said Mark Jensen, Chair of the Board and member of the Special Committee of the Board of Directors of 23andMe. “We remain focused on completing the steps necessary to finalize the transaction in the weeks ahead so the Company can move into its next chapter as a nonprofit.”

Under the terms of the agreement, TTAM will acquire substantially all of the assets of 23andMe, including the Personal Genome Service (PGS) and Research Services business lines and the Lemonaid Health business, for a purchase price of $305 million.

“I am thrilled that TTAM will be able to build on the mission of 23andMe to help people access, understand and benefit from the human genome. As a nonprofit, TTAM will be a champion of improving our knowledge of DNA – the code of life – for the public good, creating a resource to advance human health globally,” said Ms. Wojcicki. “Core to my beliefs is that individuals should be empowered to have choice and transparency with respect to their genetic data and have the opportunity to continue to learn about their ancestry and health risks as they wish. The future of healthcare belongs to all of us.”

TTAM is committed to providing customers with choice and transparency with their data, including the option to change their decision on whether to participate in research. To that end, all customers will be emailed in advance of the transaction closing with a notice of the sale. TTAM is committed to adhering to 23andMe’s existing privacy policies in perpetuity, and is adopting additional consumer protections and privacy safeguards to enhance protections for customer data and privacy.

Additional information regarding 23andMe’s Chapter 11 filing, proceedings and claims process is available at https://restructuring.ra.kroll.com/23andMe. Questions about the claims process should be directed to the Company’s claims agent, Kroll, at 23andMeInfo@ra.kroll.com or by calling (888) 367-7556.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Carmody MacDonald P.C. are serving as legal counsel to 23andMe and Alvarez & Marsal North America, LLC as restructuring advisor. Moelis & Company LLC is serving as investment banker to the Company and the Special Committee of 23andMe’s Board of Directors. Reevemark and Scale are serving as communications advisors to the Company.

Skadden, Arps, Slate, Meagher & Flom LLP, Kirkland & Ellis LLP, Arnold & Porter Kaye Scholer LLP, and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors to TTAM Research Institute. TD Cowen LLP is serving as financial advisor to TTAM Research Institute.

About 23andMe

23andMe is a genetics-led consumer healthcare company empowering a healthier future. For more information, please visit www.23andme.com.

About TTAM Research Institute

The TTAM Research Institute is a nonprofit medical research organization dedicated to helping scientists and non-scientists join together to unravel the mysteries of DNA—the code of life. TTAM believes everyone should have the opportunity to access their individual genetic code and be empowered to contribute it to scientific research. The TTAM Research Institute was founded and is led by Anne Wojcicki.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 case (the “Chapter 11 case”), including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 case, the effects of the Chapter 11 case on the Company and on the interests of various constituents, Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the debtors’ ability to complete the sale of substantially all of their assets to TTAM Research Institute under Section 363 of the Bankruptcy Code, the length of time the Company will operate under the Chapter 11 case, risks associated with any third-party motions in the Chapter 11 case, the potential adverse effects of the Chapter 11 case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 case as a going concern; trading price and volatility of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”); and the continuation of trading of the Common Stock on the OTC Pink Market, including whether broker-dealers will continue to provide public quotes of the Common Stock on the OTC Pink Market, whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market, and whether quotes for the Common Stock will continue on this market in the future. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A, “Risk Factors” in the Company’s most recent

Annual Report on Form 10-K, as filed with the SEC, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Contact Information

investors@23andme.com

press@23andme.com

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